Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

January 22, 2019

This Certificate of Conversion is executed by Gastar Exploration Inc., a Delaware corporation (herein, the “Corporation”), to convert the Corporation to a Delaware limited liability company (the “Limited Liability Company”) pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act.

(1)	The jurisdiction where the Corporation first formed is Delaware.

(2)	The jurisdiction immediately prior to filing this certificate is Delaware.

(3)	The date the Corporation was first formed is May 24, 2011.

(4)	The name of the Corporation immediately prior to filing this certificate is Gastar Exploration Inc.

(5)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Gastar Exploration LLC.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the date set forth above.

By: /s/ Michael A. Gerlich______

Name:  Michael A. Gerlich

Title: Senior Vice President, Chief Financial Officer and Secretary

[Signature Page to Certificate of Conversion]

CERTIFICATE OF FORMATION

OF

Gastar Exploration LLC

January 22, 2019

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1.  The name of the limited liability company is Gastar Exploration, LLC.

2.  The address of the limited liability company’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County.

3.  The name of the limited liability company’s registered agent at such address is The Corporation Trust Company.

4.  This Certificate of Formation shall be effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth above.

By: /s/ Michael A. Gerlich______

Name:  Michael A. Gerlich

Title: Senior Vice President, Chief Financial Officer and Secretary

[Signature Page to Certificate of Formation]